Exhibit 21

PPG Industries, Inc.

And Consolidated Subsidiaries

Subsidiaries of the Registrant

December 31, 2011

Significant subsidiaries included in the 2011 consolidated financial statements of the Company are:

Percentage of Voting Power
United States:
Pinetree Stockholding Corporation – Delaware	100
PPG Architectural Finishes, Inc. – Delaware	100
PPG Capital LLC – Delaware	100
PPG Industries Fiber Glass Products, Inc. – Delaware	100
PPG Industries International, Inc. – Delaware	100
PPG Industries Ohio, Inc. – Delaware	100
PPG Industries Securities, Inc. – Delaware	100
PPG Kansai Automotive Finishes U.S., LLC – Delaware	60
PRC-DeSoto International, Inc. – California	100
Sierracin Corporation – Delaware	100
Sierracin/Sylmar Corporation – California	100
The CEI Group, Inc. – Pennsylvania	75
Transitions Optical, Inc. – Delaware	51
Other Americas:
PPG ALESCO Automotive Finishes Mexico, S. de R.L. de C.V. – Mexico	60
PPG Canada Inc. – Canada	100
PPG Industrial do Brasil – Tintas E. Vernizes – Ltda. – Brazil	100
PPG Industries Argentina S.R.L. – Argentina	100
PPG Industries Chile S.A. – Chile	100
PPG Industries de Mexico, S.A. de C.V. – Mexico	100
PPG Kansai Automotive Finishes Canada, LP – Canada	60
Transitions Optical do Brasil Limitada – Brazil	51
Varossieau Suriname NV – Suriname	51.01
EMEA:
Brown Brothers Distribution Limited – United Kingdom	100
Compagnie Equatoriale des Peintures – Cameroon	51.444
EPIC Insurance Co. Ltd. – British Virgin Islands	100
Gabonaise de Peintures et Laques – Gabon	51.15
Intercast Europe S.r.l. – Italy	100
Johnstone’s Paints Limited – United Kingdom	100
Kalon Investment Company Limited – United Kingdom	100
Kalon South Africa Proprietary Limited – South Africa	100
La Seigneurie Caraibes – Guadeloupe	100
La Seigneurie Ocean Indien – La Reunion	51
Necarbo B.V. – The Netherlands	100
Peinture de Paris SAS – France	99.93
PPG (Austria) Handels GmbH – Austria	100
PPG AC – France SA – France	99.93
PPG Architectural Coatings UK Limited – United Kingdom	100
PPG Coatings B.V. – The Netherlands	100
PPG Coatings Belux N.V. – Belgium	100
PPG Coatings BVBA/SPRL – Belgium	100
PPG Coatings Danmark AS – Denmark	100
PPG Coatings Deutschland GmbH – Germany	100
PPG Coatings Europe B.V. – The Netherlands	100
PPG Coatings Nederland BV – The Netherlands	100
PPG Coatings S.A. – France	99.85

PPG Industries, Inc.

And Consolidated Subsidiaries

Subsidiaries of the Registrant

December 31, 2011

EMEA (continued):
PPG Coatings South Africa (Pty) Ltd. – South Africa	100
PPG Deco Polska sp. z.o.o. – Poland	100
PPG Deco Slovakia, s.r.o. – Slovakia	100
PPG Deutschland Business Suport GmbH – Germany	100
PPG Deutschland Sales & Services GmbH – Germany	100
PPG Distribution S.A.S. – France	99.93
PPG Dr. Schoch AG – Switzerland	100
PPG Europe B.V. – The Netherlands	100
PPG Finance B.V. – The Netherlands	100
PPG France Business Support S.A.S. – France	100
PPG France Manufacturing S.A.S. – France	100
PPG Holdco SAS – France	100
PPG Holdings (U.K.) Limited – United Kingdom	100
PPG Ibérica, S.A. – Spain	100
PPG Ibérica Sales & Services, S.L. – Spain	100
PPG Industrial Coatings B.V. – The Netherlands	100
PPG Industries (UK) Ltd – United Kingdom	100
PPG Industries Belgium B.V.B.A. – Belgium	100
PPG Industries Chemicals B.V. – The Netherlands	100
PPG Industries Europe Sàrl – Switzerland	100
PPG Industries Fiber Glass B.V. – The Netherlands	100
PPG Industries France S.A.S. – France	100
PPG Industries Italia S.p.A. – Italy	100
PPG Industries Kimya a Sanayi VE Ticaret AS – Turkey	100
PPG Industries Lackfabrik GmbH – Germany	100
PPG Industries Netherlands B.V. – The Netherlands	100
PPG Industries Poland Sp. Z.o.o. – Poland	100
PPG Italia Business Support S.r.l. – Italy	100
PPG Italia Sales & Service S.r.l. – Italy	100
PPG Luxembourg Finance S.àR.L. – Luxembourg	100
PPG Luxembourg Holdings S.àR.L. – Luxembourg	100
PPG Polifarb Cieszyn S.A. – Poland	100
PPG Retail Europe – France	99.93
PPG Service Sud S.r.l. – Italy	100
PPG-Helios Limited (d.o.o.) – Slovenia	60
Primalex a.s. – Czech Republic	100
Prominent Paints Proprietary Limited – South Africa	100
Sigma Marine & Protective Coatings Holding B.V. – The Netherlands	100
SigmaKalon (BC) UK Limited – United Kingdom	100
SigmaKalon UK Holding Limited – United Kingdom	100
Transitions Optical Holdings B.V. – The Netherlands	51
Transitions Optical Limited – Ireland	51
TRIGA COLOR, a.s. – Czech Republic	100
Trilak Festékgyartó Korlatolt Felelösségü Tarsasag – Hungary	100

PPG Industries, Inc.

And Consolidated Subsidiaries

Subsidiaries of the Registrant

December 31, 2011

Asia:
Foshan Bairun Chemicals Co., Ltd. – China	100
PPG Aerospace Materials (Suzhou) Co. Ltd. – China	100
PPG Coatings (Hong Kong) Co., Limited – Hong Kong	100
PPG Coatings (Kunshan) Co., Ltd. – China	100
PPG Coatings (Malaysia) Sdn. Bhd. – Malaysia	100
PPG Coatings (Shanghai) Co., Ltd. – China	100
PPG COATINGS (SINGAPORE) PTE. LTD – Singapore	100
PPG Coatings (Suzhou) Company Ltd. – China	100
PPG Coatings (Thailand) Co., Ltd. – Thailand	100
PPG Coatings (Tianjin) Co., Ltd. – China	100
PPG Coatings (Wuhu) Company, Ltd. – China	100
PPG Coatings (Zhangjiagang) Co., Ltd. – China	100
PPG Coatings India Private Ltd. – India	100
PPG Industries (Korea) Ltd. – South Korea	100
PPG Industries (Singapore) Pte., Ltd. – Singapore	100
PPG Industries Australia PTY Limited – Australia	100
PPG Industries New Zealand Limited – New Zealand	100
PPG Japan Ltd. – Japan	100
PPG Packaging Coatings (Suzhou) Co., Ltd. – China	100
PPG Paints Trading (Shanghai) Co., Ltd. – China	100
PPG PERFORMANCE COATINGS (HONG KONG) LIMITED – Hong Kong	100
PPG Performance Coatings (Malaysia) Sdn. Bhd. – Malaysia	100
PPG PMC Japan Co., Ltd. – Japan	95
PPG SSC Co., Ltd. – South Korea	60
PRC-Desoto Australia Pty Ltd. – Australia	100
Protec Pty Ltd – Australia	100
PT. PPG Coatings Indonesia – Indonesia	100
Sikar (Shanghai) Trading Co. Ltd. – China	100
Solarlens Co., Ltd. – Thailand	100
Taiwan Chlorine Industries Ltd. – Taiwan	60
Transitions Optical (Thailand) Ltd. – Thailand	51
Transitions Optical Philippines, Inc. – Philippines	51
Transitions Optical PTY Ltd. A.C.N. 067 278 139 – Australia	51